EXHIBIT 99.1

Bowlero Corp. Completes Redemption of All Outstanding Warrants and Provides

an Update on its Share Repurchase Program

•	As of 5:00 PM New York City time on May 18, 2022, all outstanding publicly and privately held warrants have been exercised or redeemed.

•	2,040 warrants were exercised for cash and 14,524,679 warrants were exercised on a cashless basis.

•	4,264,399 Class A Shares were issued for the cashless exercise; however, on a fully diluted basis, at a share price of $20, the share count would now be lower by approximately 2 million shares..

•	Following the end of Q3 FY ’22 and through May 11, 2022, the company repurchased 465,667 shares of Class A common stock for $4,305,750.

RICHMOND, Va., May 19, 2022 (GLOBE NEWSWIRE) – Bowlero Corp. (NYSE:BOWL), (“Bowlero” or the “Company”) today announced the completion of its redemption of all publicly traded warrants (the “Public Warrants”) and privately held warrants (the “Private Warrants”, together with the Public Warrants, the “Warrants”) to purchase shares of the Bowlero’s Class A common stock, par value $0.0001 per share (the “Common Stock”), that were issued under the Warrant Agreement (the “Warrant Agreement”), dated March 2, 2021, by and between the Company and Continental Stock Transfer & Trust Company (“CST”), as warrant agent (“the Warrant Agent”), that remained outstanding at 5:00 p.m. New York City time on May 16, 2022 (the “Redemption Date”), for a redemption price of $0.10 per Warrant.

“By retiring all of the Warrants and continuing our share purchases, we were able to return capital to shareholders, reduce the prospects of future dilution and simplify our capital structure. This was all done in a very cash efficient manner, and is in line with our plans to opportunistically allocate capital to maximize returns for shareholders”, said Brett Parker, President and CFO of Bowlero Corp.

On April 14, 2022, the Company issued a press release stating that, pursuant to the terms of the Warrant Agreement, on the Redemption Date it would redeem all of the outstanding Warrants at a redemption price of $0.10 per Warrant.

Of the 9,137,592 Public Warrants that were outstanding as of the quarter ended on March 27, 2022, 2,040 Public Warrants were exercised for cash at an exercise price of $11.50 per share of Common Stock and 9,126,851 Public Warrants were exercised on a cashless basis in exchange for an aggregate of 2,679,597 shares of Common Stock, in each case in accordance with the terms of the Warrant Agreement, representing approximately 99.9% of the outstanding Public Warrants.

In addition, all 5,397,828 Private Warrants that were outstanding as of the closing of the Business Combination were exercised on a cashless basis in exchange for an aggregate of 1,584,802 shares of Common Stock in accordance with the terms of the Warrant Agreement. Total cash proceeds to the Company generated from exercises of the Public Warrants for cash were approximately $23,000. 8,701 Public Warrants were redeemed by the Company for the redemption price of $0.10 per warrant, for a total of $870.10. Following the Redemption Date, the Company had no Public Warrants or Private Warrants outstanding.

In total, as a result of the completion of the redemption of the Public and Private Warrants, the Company issued 4,264,399 shares of Common Stock for exercise on a cashless basis, in which the exercising holders received 0.2936 shares of Common Stock per warrant exercised. If the Company were to have conducted such redemption when the price of its Common Stock were equal to $20 per share, the Company estimates that it would have had to issue approximately 2 million additional shares of Common Stock for exercise on a cashless basis, assuming that all holders chose to exercise their Warrants on a cashless basis.

The Company also announced that, as of May 11, 2022 it has repurchased 465,667 shares of Common Stock for an average cost of $9.25 or $4,305,750 since the end of its third fiscal quarter ended March 27, 2022 under its previously authorized program for the repurchase of up to an aggregate amount of $200 million of its shares of Common Stock and Warrants, which was announced on February 7, 2022. After the cumulative share and Warrant repurchases, the Company has approximately $189 million remaining under the program.

The Company will continue to review the authorized share repurchase program and may repurchase additional shares of Common Stock depending upon market conditions, corporate liquidity requirements and priorities, debt agreement limitations and other factors in its sole discretion. The share repurchase program does not obligate the Company to repurchase any particular amount of Common Stock and may be suspended or discontinued at any time without notice.

In connection with the redemption, the Warrants ceased trading on the New York Stock Exchange and were delisted, with the trading halt announced after close of market on May 16, 2022. The Common Stock continues to trade on the New York Stock Exchange under the symbol “BOWL.”

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Forward Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: the impact of COVID-19 or other adverse public health developments on our business; our ability to grow and manage growth profitably, maintain relationships with customers, compete within our industry and retain our key employees; changes in consumer preferences and buying patterns; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; the risk that the market for our entertainment offerings may not develop on the timeframe or in the manner that we currently anticipate; general economic conditions and uncertainties affecting markets in which we operate and economic volatility that could adversely impact our business, including the COVID-19 pandemic and other factors described under the section titled “Risk Factors” in the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, as well as other filings that the Company will make, or has made, with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Bowlero securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

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About Bowlero

Bowlero Corp. is the worldwide leader in bowling entertainment, media, and events. With more than 300 bowling centers across North America, Bowlero Corp. serves more than 26 million guests each year through a family of brands that includes Bowlero, Bowlmor Lanes, and AMF. In 2019, Bowlero Corp. acquired the Professional Bowlers Association, the major league of bowling, which boasts thousands of members and millions of fans across the globe. For more information on Bowlero Corp., please visit BowleroCorp.com.

Contacts:

For Media:
ICR, Inc.
Tom Vogel
Tom.Vogel@icrinc.com

For Investors:
ICR, Inc.
Ashley DeSimone
Ashley.desimone@icrinc.com

Ryan Lawrence
Ryan.Lawrence@icrinc.com

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